   This Registration Statement shall become effective immediately upon filing pursuant to Securities Act Rule 462
     As filed with the Securities and Exchange Commission on April 16, 2002
                                              Registration No. 333- ____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    _________
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    _________
                            Electric Fuel Corporation
             (Exact name of Registrant as specified in its charter)

                                    _________

                      Delaware                                                95-4302784
  (State or other jurisdiction of incorporation or               (I.R.S. Employer Identification No.)
                   organization)
                                                                           Matt Collins
              Electric Fuel Corporation                               Electric Fuel Corporation
               632 Broadway, Suite 301                                 632 Broadway, Suite 301
              New York, New York 10012                                 New York, New York 10012
       Tel: (212) 529-9200 Fax: (212) 529-5800                 Tel: (212) 529-9200 Fax: (212) 529-5800

 (Address, including ZIP code, and telephone number,         (Address, including ZIP code, and telephone
                      including                                                number,
   area code, of Registrant's principal executive             including area code, of agent for service)
                      offices)

                                    _________

              ELECTRIC FUEL CORPORATION 1998 Non-Executive Employee
                 Stock Option and Restricted Stock Purchase Plan
                            (Full title of the plan)

                                    _________

  Copies of all communications, including communications sent to the agent for service, to:

                        Yaakov Har-Oz, Esq. Har-Oz, Adv.
                       Vice President and General Counsel
                           Electric Fuel (E.F.L.) Ltd.
                      Western Industrial Park, P.O. Box 641
                              Beit Shemesh, Israel
                              Tel: +972-2-990-6623
                              Fax: +972-2-990-6688

                                    _________

                         CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                     Proposed maximum  Proposed maximum
                                                       Amount to be   offering price       aggregate        Amount of
    Title of securities to be registered                registered      per share       offering price   registration fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share               1,500,000/(1)/    $1.34/(2)/      $  2,010,000       $   184.92
==========================================================================================================================

/(1)/ In addition, in accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers such indeterminate number of Shares as may become subject to options under the Company's 1998 Non-Executive Employee Stock Option and Restricted Stock Purchase Plan as a result of the adjustment provisions thereof.

/(2)/ Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933, based upon the average of the high and low prices of the Shares as quoted on The Nasdaq National Market on April 15, 2002.

  ============================================================================

================================================================================

                     REGISTRATION STATEMENT FOR REGISTRATION
                      OF ADDITIONAL SECURITIES ON FORM S-8

                           Incorporation by Reference
                           --------------------------

     Hereby incorporated by reference is registrant's registration statement on Form S-8, registration no. 333-74197, filed in connection with the same plan on March 10, 1999 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

                   Required Information Not in Prior Statement
                   -------------------------------------------

     Not applicable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel

     Yaakov Har-Oz, Esq. holds options to purchase 50,500 shares of Common
Stock.

Item 8.  Exhibits

   Exhibit
   Number                             Description
   ------                             -----------

   * 4.1     Specimen Certificate for Common Stock
   + 5.1     Opinion of Yaakov Har-Oz, Esq.
   +23.1     Consent of Kost Forer & Gabbay
   +23.2     Consent of Yaakov Har-Oz, Esq. (contained in Exhibit 5.1)
   +24.1     Powers of Attorney (included in the signature page)
  **99.1     1998 Non-Executive Employee Stock Option and Restricted Stock
             Purchase Plan
_____________
   * Incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-1, No. 33-73256, which became effective on February 23, 1994.

  ** Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-74197), which became effective on March 10, 1998.

   + Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of April, 2002.

                                      ELECTRIC FUEL CORPORATION


                                      By: /s/ Robert S. Ehrlich
                                          --------------------------------------
                                          Robert S. Ehrlich
                                          Chairman and Chief Financial Officer

     Know all men by these presents, that each individual whose signature appears below constitutes and appoints Yehuda Harats and Robert S. Ehrlich, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                                       Title                                   Date
              ---------                                       -----                                   ----
      /s/ Yehuda Harats                    President, Chief Executive Officer and Director
--------------------------------------
          Yehuda Harats                           (Principal Executive Officer)                 April 16, 2002


      /s/ Robert S. Ehrlich                Chairman, Chief Financial Officer and Director       April 16, 2002
--------------------------------------
         Robert S. Ehrlich                         (Principal Financial Officer)


        /s/ Avihai Shen                              Vice President - Finance                   April 16, 2002
--------------------------------------
            Avihai Shen                           (Principal Accounting Officer)


         /s/ Dr. Jay M. Eastman                             Director                            April 11, 2002
--------------------------------------
         Dr. Jay M. Eastman


        /s/ Leon S. Gross                                   Director                            April 16, 2002
--------------------------------------
           Leon S. Gross


      /s/ Lawrence M. Miller                                Director                            April 16, 2002
--------------------------------------
         Lawrence M. Miller


       /s/ Jack E. Rosenfeld
--------------------------------------
         Jack E. Rosenfeld                                  Director                            April 16, 2002

                                      II-2